Exhibit 99.1

FlexShopper, Inc. Regains Compliance Following Receipt of Noncompliance Notice from Nasdaq

BOCA RATON, Fla., April 24, 2023 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq: FPAY) (“FlexShopper”), a leading national online lease-to-own retailer and financing solutions provider, today announced that it received a standard notice of noncompliance from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed its Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2022 with the Securities and Exchange Commission (the “SEC”), FlexShopper was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the SEC.

As a result of filing the Form 10-K, on April 24, 2023, FlexShopper believes it has fully regained compliance with the Nasdaq continued listing requirements.

About FlexShopper

FlexShopper, Inc. (FPAY) is a financial technology company that provides electronics, home furnishings and other durable goods to underserved consumers on a lease-to-own (LTO) basis through its patented e-commerce marketplace (www.FlexShopper.com). FlexShopper also provides LTO and loan technology platforms to a growing number of retailers and e-retailers to facilitate transactions with consumers without access to traditional financing.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; our ability to realize the benefits projected from our Revolution Financial loan portfolio asset transaction; and other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.